Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form N-2 of TPG Twin Brook Capital Income Fund of our report dated March 20, 2024 relating to the financial statements of TPG Twin Brook Capital Income Fund, which appears in this Amendment No. 1 to the Registration Statement of TPG Twin Brook Capital Income Fund dated March 19, 2026.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 19, 2026